Exhibit 32.2

CERTIFICATION

In connection with the quarterly report of CenterState Bank Corporation (“Company”) on Form 10-Q for the period ended March 31, 2020 as filed with the Securities and Exchange Commission (“Report”), the undersigned does hereby certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (2) to the best of my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 30, 2020	By:	/s/ William E. Matthews, V
William E. Matthews, V
Executive Vice President
and Chief Financial Officer